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                                                                     EXHIBIT 2.4


                                YELLOWBRIX, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 29, 2000


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                                YELLOWBRIX, INC.


                                                         As of November 29, 2000


To:    The Purchasers Enumerated on Schedule I Attached Hereto

Re:    Convertible Secured Note and Warrant


Ladies and Gentlemen:

       YellowBrix, Inc., a Delaware corporation (the "Company") and the Purchasers enumerated on Schedule I attached hereto (the "Purchasers"), in consideration of the premises and the covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                                    ARTICLE I

                  PURCHASE, SALE AND TERMS OF NOTE AND WARRANT


       Section 1.1 The Notes. The Company has authorized the issuance and sale to the Purchasers of convertible secured notes (the "Notes"), in the aggregate principal amount of up to Four Million Dollars ($4,000,000). The Purchasers, subject to the provisions of this Section 1.1, will fund the Notes in one or more advances (each an "Advance" and collectively "Advances"); provided that each such Advance is requested in good faith by a majority of the Board of Directors of the Company; and provided, further, that any Advance must be in an amount of not less than Five Hundred Thousand Dollars ($500,000) and that the Notes, in the aggregate and including all Advances, shall not be in an amount more than Four Million Dollars ($4,000,000). The Notes shall be substantially in the form set forth in Exhibit A hereto, shall be secured by the assets of the Company in accordance with the terms and conditions of the Security Agreement in the form set forth in Exhibit D hereto, and shall be convertible into New Securities as set forth in Section 1.10 below. Each Advance shall be recorded on the books and records of each of the Purchasers, and endorsed by the Purchasers and the Company on the grid attached to each of their Notes. The aggregate amount reflected on the books and records as outstanding at any time, including any entries by each Purchaser and the Company on the grid attached to such Purchaser's Note, shall be prima facie evidence of the aggregate amount owing and unpaid under such Note at such time. The term "Note" as used hereinafter shall be understood to include any Advances made under such Note. Notwithstanding anything to the contrary in the foregoing, ABN AMRO Capital
(USA) Inc. shall not be required to fund more than [one million, two hundred and fifty thousand dollars and NO cents ($1,250,000) of the Notes.

       Section 1.2 The Warrants.

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              (a)    The Company has also authorized the issuance and sale to
each Purchaser of warrants (the "Warrants") to purchase Common Stock (as hereinafter defined), all on the terms outlined in the Warrant and in Sections 1.2(b) and (c) below; the shares subject to the Warrants shall constitute authorized but unissued shares and shall be subject to adjustment in accordance with the terms of the Warrant. The Warrant shall be substantially in the form set forth in Exhibit B hereto. The Company shall issue a Warrant in connection with any Advance made by a Purchaser as required under the terms of such Warrant. The term "Warrant" as used hereinafter shall be understood to include any changes made to such Warrant by virtue of any Advances.

              (b) Following each Advance by a Purchaser, the Company shall issue the Purchaser a Warrant to purchase a number of shares of Common Stock equal to thirty percent (30%) of the principal amount of each Advance, divided by $3.72, or eighty-five percent (85%) of the purchase price per share issued in a Private Equity Qualified Financing (as defined in the Warrant of the Company granted of even date herewith).

              (c) In addition to the Warrants to be issued under Section 1.2(b), beginning January 8, 2001, and on the first day of each month thereafter, if principal remains outstanding on the Notes, the Company shall issue the Purchaser an additional Warrant to purchase the number of shares of Common Stock equal to thirty-five percent (35%) of the outstanding principal balance on the Notes, divided by $3.72, or eighty-five percent (85%) of the purchase price per share issued in a Private Equity Qualified Financing (as defined in the Warrant of the Company granted of even date herewith).

       Section 1.3   Purchase and Sale of Notes and Warrants.

              (a) The Closing. The Company agrees to issue and sell to the Purchasers, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase from the Company, the Notes and the Warrants for the aggregate purchase price, representing the first Advance, set forth opposite the Purchaser's name on Schedule I. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Fountain Square, 11911 Freedom Drive, Suite 400, Reston, VA 20190 on November 29, 2000, at 1:00 P.M. (the "Closing Date"), or on such other date and at such other time as may be mutually agreed upon. At the Closing, the Company will issue the Notes, dated the Closing Date, payable to the order of each Purchaser, in the principal amount set forth opposite the Purchaser's name on Schedule I (the "Principal Amount"), and will issue the Warrants to the Purchasers, against receipt by the Company of a bank check or wire transfer in payment of the full Principal Amount. (b) Allocation of Purchase Price. The Company and the Purchasers, having adverse interests and as a result of arm's length bargaining, agree that: (i) neither the Purchasers nor any of their respective affiliates have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Notes and the Warrants; and (ii) the Warrants, when issued, shall not be issued as compensation. The Company and the Purchasers agree that the fair market value of the Purchaser's right hereunder to be issued a Warrant is equal to one percent (1%) of the Principal Amount paid by each Purchaser at the Closing.


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              (c)    Use of Proceeds. The Company agrees to use the proceeds
from the sale of the Notes and the Warrants for general working capital purposes. The Company agrees not to use such proceeds to repay any indebtedness of the Company to any institutional lender or to pay any outstanding obligations of any party other than the Company (including, without limitation, any personal indebtedness of any officer or employee of the Company or other third party).

       Section 1.4 Payments and Endorsements. Payments of principal and interest, if any, on the Notes shall be made directly by wire transfer to each Purchaser at its address enumerated on Schedule I hereto, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder of record shall endorse on the Note a record of the date to which interest has been paid and all payments made on account of principal of the Note.

       Section 1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day (as hereinafter defined), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

       Section 1.6 Registration, etc. The Company shall maintain at its principal office a register relating to the Notes (and Warrants, as further set forth in the Warrant) and shall record therein the name and address of the registered holder of each Note and Warrant, the address to which notices are to be sent and the address to which payments on the Notes are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of the Notes and Warrants. No transfer of any Note or Warrant shall be valid unless made on such register for the registered holder or his, her or its executors or administrators or his, her or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note or any other note issued hereunder, whether originally or upon transfer, exchange or replacement of such Note, shall be registered on the date of execution thereof by the Company and shall be dated the date to which interest has been paid on the Note. The registered holder of each Note shall be that Person (as hereinafter defined) in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of each Note for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal, premium, if any, and interest evidenced by such Note free from all equities or rights of set-off or counterclaim among the Company and the transferor of such registered holder or any previous registered holder of such Note.

       Section 1.7 Transfer and Exchange of Notes and Warrants.

              (a) Subject to compliance with all applicable state and federal securities laws and Section 1.7(c) below, the registered holder of each Note may, prior to the acceleration or prepayment thereof, surrender such Note at the principal office of the Company for transfer or exchange. Promptly after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall, at its cost and expense, issue in exchange therefor another note or notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the note or notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same


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terms and conditions as the note or notes so surrendered. Each new note shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered note or notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

              (b) Subject to compliance with all applicable state and federal securities laws and Section 1.7(c) below, the registered holder of each Warrant may, prior to the expiration thereof, surrender such Warrant at the principal office of the Company for transfer or exchange in accordance with the terms and conditions set forth in the Warrant attached as Exhibit B hereto.

              (c) Notwithstanding anything to the contrary in this Agreement, the Purchaser agrees for a period of six (6) months from the date hereof that it will not transfer any Note or Warrant to any person that is not a "qualified institutional buyer" as that term is defined under Rule 144A of the Securities Act (as hereinafter defined) or, if the Purchaser is not a qualified institutional buyer, to any person that is not an accredited investor as that term is defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act with at least $35,000,000 of investment assets.

       Section 1.8 Replacement of Notes and Warrants.

              (a) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Note or any note issued in exchange therefor and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such note, the Company will issue a new note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated note; provided, however, if any note of which a Purchaser, its nominee, or any of its partners or affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new note in replacement of such lost, stolen or destroyed note other than the registered holder's written agreement to indemnify the Company.

              (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant or any warrant issued in exchange therefor and, if requested and required in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such warrant, the Company will issue a new warrant in accordance with the terms and conditions of the form of Warrant attached hereto as Exhibit B.

       Section 1.9 Representations by the Purchasers. Each Purchaser hereby severally represents and warrants, as follows:

              (a) It is the Purchaser's present intention to acquire the Notes and the Warrants for its own account and the Note and the Warrant are being and will be acquired for the


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purpose of investment and not with a view to distribution or resale thereof;
subject, nevertheless, to the condition that the disposition of the property of the Purchaser shall at all times be within its control.

              (b) The Purchaser is an accredited investor as that term is defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under Regulation D of the Securities Act with at least $70,000,000 of investment assets or is a "qualified institutional buyer" within the meaning of Rule 144A of the Securities Act, and was not organized for the specific purpose of acquiring the Notes and the Warrants.

              (c) The Purchaser represents that it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

              (d) The Purchaser understands that (i) the Notes and the Warrants, the shares issuable upon conversion of the Notes and exercise of the Warrants, and the shares issuable upon conversion of any convertible securities issued with respect to the Notes and the Warrants have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Notes and the Warrants, the shares issuable upon conversion of the Notes and exercise of the Warrants, and the shares issuable upon conversion of any convertible securities issued with respect to the Notes and the Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Warrants and the shares issuable upon conversion of the Notes and exercise of the Warrants or upon conversion of any convertible securities issued with respect to the Note and the Warrant will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect.

              (e) The Purchaser has all necessary power and has taken all action required to make all the provisions of this Agreement, the Notes, the Warrants and any other agreements and instruments executed by it in connection herewith and therewith the valid and enforceable obligations they purport to be.

              (f) No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or any agent of the Purchaser.

              (g) The Purchaser had a preexisting relationship with the Company prior to executing this Agreement or any other documents relating thereto.

              (h) The Purchaser was not induced by the filing of the Registration Statement to participate in the offer and sale of the Notes or the Warrants or the shares of Common Stock or any convertible securities underlying the Notes or the Warrants, and that the Purchaser's decision to so participate was not influenced by the information contained in the Registration Statement.



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       Section 1.10 Equity Financing and Conversion of Note. Subject to the
terms and provisions of the Notes, all or any portion of the principal amount of the Notes, together with any accumulated but unpaid interest thereon accruing, may be subject to mandatory conversion or may be converted at the option of the Purchaser, into equity securities of the Company upon a Qualified Financing, upon a Change in Control and at certain other times. Subject to the terms and provisions of the Notes, all or any portion of the outstanding principal and accrued interest of the Note may be converted into securities of the Company of the same class and having the same rights and privileges pertaining generally to the class of securities issued in the Qualified Financing (the "New Securities"). The Company shall deliver to the Purchaser copies of all materials, term sheets, proposals and the like provided to or received from potential investors in the Qualified Financing or Change of Control which describe the proposed terms of the Qualified Financing or Change of Control, will provide such other information as is reasonably requested by the Purchasers and shall in any event provide the Purchaser with at least ten (10) days' prior notice of the date and final terms of the proposed Qualified Financing.


                                   ARTICLE II

             CONDITIONS TO OBLIGATIONS OF PURCHASERS AND THE COMPANY

       Section 2.1 Conditions Precedent of Purchasers. The obligation of each of the Purchasers to purchase and pay for their respective Note and the Warrant to be purchased by it hereunder at the Closing, and the obligation of each Purchaser to make any subsequent Advance hereunder, is subject to the following conditions:

              (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of such Closing.

              (b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied by it on or before Closing.

              (c) Consents. All authorizations, approvals and consents that are required in connection with the lawful issuance and sale of the Notes and the Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

              (d) Documentation at Closing. Each Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser:

                     (i) The duly executed Note and Warrant to be issued as of such date.

                     (ii) A certified copy of the Certificate of Incorporation of the Company, as amended to the Closing Date, certified by the Secretary of State of the State of Delaware, and a copy of the Bylaws of the Company, as amended to the Closing Date.



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                     (iii)  A certified copy of the resolutions of the Board of
Directors of the Company, evidencing approval of this Agreement, the Notes, the Warrants and other matters contemplated hereby.

                     (iv) Certified copies of all documents evidencing other necessary action and governmental approvals, if any, and consents with respect to this Agreement, the Notes and the Warrants.

                     (v) A certificate of the Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the Notes, the Warrants and the other documents or certificates to be delivered pursuant to this Agreement by the Company, or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                     (vi) A certificate from a duly authorized officer of the Company stating that to his or her knowledge: (i) the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as if made on the date of such certificate (except with respect to matters and items, such as financial statements, which are expressly reported as of a particular date); (ii) the Company has performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing; and (iii) no condition or event has occurred or is continuing or will result from execution and delivery of this Agreement, the Notes or the Warrants which constitute an Event of Default (as hereinafter defined) or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

                     (vii) The Company shall have furnished to the Purchasers all forms which the Purchasers shall have informed the Company are required by the Small Business Administration (the "SBA") in connection with the transactions contemplated hereby, including without limitation, a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652D and a Portfolio Financing Report on SBA Form 1031, which forms shall be in proper form for filing with the SBA.

                     (viii) The duly executed Related Agreements to be issued as of such date.

                     (ix) The Company shall have delivered to the Purchasers the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, counsel to the Company, dated the date of the Closing, in form and substance satisfactory to the Purchasers.

                     (x) A duly executed Shareholder Rights Agreement dated of even date herewith, attached hereto as Exhibit F, pursuant to which the shares of Common Stock issuable upon conversion (x) of the Notes (or Series A Preferred Stock of the Company, if applicable), (y) any securities received in a Qualified Financing and (z) the exercise of the Warrants (or

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conversion of the Series A Preferred Stock of the Company if applicable) would be subject to the registration rights set forth in such agreement.

                     (xi) A duly executed amendment to the Certificate of Designation and Determination of Rights and Preferences for Series A Convertible Preferred Stock of the Company in the form attached hereto as Exhibit E.

       Section 2.2 Conditions Precedent of the Company. All obligations of the Company at the Closing are subject at the Company's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

              (a) Representations and Warranties. All representations and warranties of the Purchasers contained in this Agreement shall be true and complete in all material respects at and as of the Initial Closing Date as though made at and as of that time.

              (b) Covenants and Condition. The Purchasers shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

              (c) No Injunction. None of the transactions contemplated by this Agreement shall be restrained or enjoined (preliminarily, temporarily or permanently) by any Governmental Authority.

              (d) Related Agreements. Each of the other Related Agreements shall be executed and delivered by the other parties thereto at or prior to the Closing Date.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date and as of the date of closing on any subsequent Advance, as follows, except as otherwise provided in the Disclosure Schedules attached hereto (as the same shall be updated by affidavit of the Company immediately prior to the Closing Date or the date of closing on any subsequent Advance):

       Section 3.1 Organization, Qualification, Corporate Power and Enforceability. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole. This Agreement and the Related Agreements are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.


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       Section 3.2 Capitalization. The entire authorized capital stock of the
Company consists of 55,000,000 shares of capital stock, of which 50,000,000 represent shares of Common Stock and 5,000,000 represent shares of Preferred Stock. 750,000 shares of the Preferred Stock have been designated as Series A Convertible Preferred Stock. As of October 31, 2000, there were 11,179,568 shares of Common Stock and 200,000 shares of Convertible Preferred Stock issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the shareholders as set forth in the Schedule 3.2. Except as disclosed in Schedule 3.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

       Section 3.3 Noncontravention. To the actual knowledge without independent investigation of David C. Hoppmann, S. Randy Lampert and Kevin S. Lapidus ("Knowledge") of the Company, neither the execution and the delivery of this Agreement, nor the consummation of the transactions or the other documents contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest would not have a material adverse effect on the financial condition of the Company or on the ability of the parties to consummate the transactions contemplated by this Agreement. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Company or on the ability of the parties to consummate the transactions contemplated by this Agreement.

       Section 3.4 Brokers' Fees. Except for fees and consideration payable to Mayflower Resources, Inc. (which fees have been fully disclosed to the Purchasers on Schedule 3.4), the Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

       Section 3.5 No Subsidiaries. The Company has no subsidiaries and has not invested cash in exchange for an equity interest in any entity.

       Section 3.6 Financial Statements. The Company has delivered the following financial statements (collectively the "Financial Statements") to the undersigned: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal


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years ended December 31, 1997, 1998, and 1999 for the Company; and (ii)
unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 2000 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods. Except as set forth on Schedule 3.6, the Company has no material liabilities (fixed or contingent, including, but not limited to, any tax liabilities due or to become due) which are, or Indebtedness which is, not fully reflected or provided for in the balance sheet for the Most Recent Fiscal Month End, other than trade payables and accruals incurred in the Ordinary Course of Business since the date of such balance sheet. The Company is not in default on any of its capital or operating leases that would result in a material adverse effect on the financial condition of the Company taken as a whole. The Company is not in default under any Indebtedness owed to the QIP Investors (as defined in the Intercreditor Agreement of even date herewith).

       Section 3.7 Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, condition (financial or otherwise), assets or prospects of the Company other than as set forth in Schedule 3.7 hereto.

       Section 3.8 Legal Compliance. To the Knowledge of the Company, the Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Company taken as a whole.

       Section 3.9 Real Property.

              (a)    The Company owns no real property.

              (b) The Company has delivered or made available for inspection to the undersigned correct and complete copies of the leases and subleases to which it is a party (as amended to date). Each such lease and sublease is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Company.

       Section 3.10 Intellectual Property.

              (a) The Company has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect. To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of the Company in any material respect.

              (b) The Company's Intellectual Property is sufficient, in the opinion of the Company, for the operation of the Company's business as it currently is conducted or as reflected in the Business Plan (defined herein). The Company is the owner of all right, title, and

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interest in and to the Intellectual Property, or has the right to use the
Intellectual Property pursuant to valid and binding license agreements entered into with third parties.

              (c) For purposes hereof, "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

       Section 3.11 No Litigation. Except as provided in Schedule 3.11, the Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (ii) is not a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company.

       Section 3.12 Insurance. All policies of insurance to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company:

              (a)    are valid, outstanding, and enforceable;

              (b) taken together and in the sole discretion of the Company, provide adequate insurance coverage for the assets and the operations of the Company for all likely risks to which the Company is normally exposed; and

              (c) will continue in full force and effect following the Closing.


       Section 3.13 Employees. The Company is not a party to or bound by any collective bargaining agreement, nor, to the Company's Knowledge, has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute since its inception. To the Company's Knowledge, the Company has not committed any material unfair labor practice. The Company has no Knowledge of any organizational effort presently being made on behalf of any labor union with respect to employees of the Company.

       Section 3.14 Title to Properties. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own

12

located in the facilities operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Financial Statements, and all of the properties and assets purchased or otherwise acquired by the Company since the Most Recent Fiscal Month End.

       Section 3.15 Small Business Concern. The Company with its "affiliates" (as that term is defined in Part 121.103 of Title 13 of the Code of Federal Regulations) is a "small business" within the meaning of the Small Business Act and Part 121 of said Regulations. The information pertaining to the Company set forth in Small Business Administration Forms 480, 652 and 1031 is accurate and complete.

       Section 3.16 Series A Preferred Stock Grant Date. The Company represents that the grant date for purposes of determining the decrease in the conversion price to $1.78 for the Series A Preferred Stock is May 31, 2000.

       Section 3.17 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article III, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of the Company, or any of its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledge and agrees that, except to the extent specifically set forth in this Article III, the Purchaser is purchasing the Notes and Warrants on an "as-is, where-is" basis.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

       Section 4.1 Affirmative Covenants Other Than Reporting Requirements. Without limiting any other covenants and provisions of this Agreement, the Company covenants and agrees that, as long as the Notes are outstanding, it will perform and observe the following covenants and provisions:

              (a) Punctual Payment. Pay the principal of, and interest on, the Notes at the times and place and in the manner provided in the Notes and herein.

              (b) Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies that are material and which are imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach hereto, and all lawful claims which, if unpaid, might become a material lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall, if required by GAAP, have set aside on its books adequate reserves with respect thereto. Pay when due, or in conformity with customary trade terms, all material lease obligations, and trade debt incident to the operations of

13

the Company, except such as are being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

              (c) Maintenance of Properties and Insurance. Maintain all of its material properties. The Company shall also maintain insurance covering its properties and business with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

              (d) Preservation of Corporate Existence. Preserve and maintain its corporate existence and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to qualify would not have a material adverse effect on the operation of the Company's business. Preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it, and material to the conduct of its business.

              (e) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or other.

              (f) Inspection Rights. The Company shall permit such persons as the Majority Holders may designate and at the Purchaser's expense, upon not less than two (2) days' prior notice to the Company to visit and inspect, during normal business hours and without material disruption to the Company's business, any of the properties of the Company and its subsidiaries, examine their records and books of account, and make copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with its directors, officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its officers, partners, directors and independent accountants as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice. The Purchasers and their approved designees agree that he/she or it will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential, proprietary or secret information which any Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to inspection rights granted hereunder, unless such information is known to the public through no fault of any such Purchaser or its designees or representatives; provided, however, a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective permitted transferee of Notes, the Warrants or any securities issuable in connection therewith, so long as the prospective transferee agrees to be bound by the provisions of this subsection, and (iii) to any general partner or affiliate of any Purchaser.

              (g) SBA Examiner Audits, Requests for Documents. At any reasonable time and from time to time during business hours, and upon prior notice, provide SBA examiners

14

access to its books and records for SBA audit purposes. In addition, upon request of the Purchasers, the Company shall deliver or cause to be delivered copies of any and all documents, certificates or other instruments which the Purchaser may request from time to time (i) in response to a request for production of the same from the SBA, or (ii) in compliance with any requirement under the Small Business Investment Act.

              (h) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all material financial transactions of the Company, and in which, for each fiscal year, are proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

              (i) Compliance with ERISA. Comply with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986 as amended (the "Code"), and comply in all material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. The Company will not permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company.

              (j) Foreign Corrupt Practices Act. Comply, and cause each officer, director, partner, employee and agent of the Company to comply, at all times with the prohibitions on certain acts and practices set forth in the Foreign Corrupt Practices Act of 1977, and any rules or regulations promulgated thereunder.

              (k) Confidentiality Agreement. The Company will use its best efforts to have all key officers execute a confidentiality and invention assignment agreement with the Company.

              (l) Pro Rata Payment. All payments by the Company to the Holders of the Notes (whether for principal, interest, premium or otherwise) shall be allocated among the Notes pro rata in accordance with their respective outstanding principal balances.

       Section 4.2 Negative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as the Notes are outstanding, it will comply with and observe the following covenants and provisions and will not, without the prior written consent of the Majority
Holders:

              (a) Distributions. Declare or pay any dividends (other than stock splits), purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such capital stock) now or hereafter outstanding, or make any distribution to shareholders as such.

              (b) Stock Issuance of Redeemable Shares. Issue any additional capital stock of the Company if the sale has a redemption feature, other than New Securities issued in a Qualified Financing.

15

              (c) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof, without the prior approval of its Board of Directors.

              (d) Payment on Indebtedness. The Company shall not (i) make any payments on Indebtedness to Mayflower Resources, Inc. or S. Randy Lampert; (ii) make any payments on Indebtedness to the QIP Investors (as defined in the Intercreditor Agreement of even date herewith); and (iii) make any voluntary Prepayment (as hereinafter defined) of principal or interest on any Indebtedness other than the Notes for borrowed money prior to the repayment of the Notes or the conversion of the Notes into capital stock of the Company. "Prepayment" shall mean any payment of any Indebtedness prior to the scheduled date of payment therefor.

              (e) Additional Indebtedness. The Company shall not enter into any commitment for additional Indebtedness other than for capital or operating leases, purchase money security interests and bank financing secured by the Company's accounts receivable (provided such accounts receivable financing is reasonably approved by the Purchasers).

       Section 4.3 Reporting Requirements. Prior to the Company's completion of an initial public offering of its securities on any national market or exchange under the Securities Act, the Company will furnish to the each registered holder of the Notes, the Warrants or any securities issuable on exercise of the Warrants or conversion of the Notes:

              (a) as soon as possible and in any event within ten (10) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the Chief Financial Officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

              (b) as soon as reasonably possible, and in any event within thirty (30) days after the end of each month, unaudited financial statements of the Company as at the end of such month;

              (c)    as soon as available and in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, balance sheets of the Company as of the end of such quarter and statements of income and retained earnings and of changes in financial position of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the Company as having been prepared in accordance with GAAP consistently applied;

              (d) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for such Company, including therein the balance sheet of the Company as of the end of such fiscal year and statement of income and retained earnings and of changes in financial position of the Company for such fiscal year, setting forth in each case in comparative form the corresponding

16

figures for the preceding fiscal year, all duly certified by the Company's independent public accountants;

              (e) prior to the start of each fiscal year, or no later than thirty (30) days after the start of such fiscal year, capital and operating expense budgets, cash projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and, promptly after preparation, any revisions to any of the forgoing; and

              (f) promptly after sending, making available, or filing the same, such reports and financial statements as the Company shall send or make available to the stockholders or owners of the Company or to the Commission and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Purchaser may from time to time reasonably request.



                                   ARTICLE IVA

                             COVENANTS OF PURCHASER

       Section 4.1A Non-Disclosure. Purchaser covenants that it will keep confidential and not disclose any material or non-public information obtained from the Company pursuant to discussions with the Company or its due diligence investigation of the Company, other than as required by applicable law, for a period of three years from the date hereof.

       Section 4.2A No-Trade Period. Purchaser covenants that it will not trade in the Company's securities in any manner while in the possession of material non-public information pertaining to the Company.

                                    ARTICLE V

                 DEMAND OBLIGATIONS; EVENTS OF DEFAULT; REMEDIES

       Section 5.1 Demand Obligations; Events of Default. Nothing contained in this section, or elsewhere in this Agreement, shall affect or alter the demand nature of such of the Obligations (as hereinafter defined) as are by their terms, demand obligations. The occurrence of an Event of Default shall not be a prerequisite for the Purchasers making demand or requiring payment of such obligations except as set forth in the Note.

       Subject to the provisions of the first paragraph of this section, the occurrence of any one or more of the following events shall constitute an event of default hereunder (said events are hereinafter referred to individually as an "Event of Default" and together as the "Events of Default"), entitling the Purchasers to pursue all of its remedies hereunder and under any of the other Financing Documents (as hereinafter defined):

              (a) The failure of the Company to pay any amount of principal and interest under the Notes when and as due thereunder within five (5) days of the date when due;

17

              (b) The failure of the Company to pay any other Obligation within five (5) days of the date when due;

              (c) The failure of the Company to punctually perform, observe, comply with or satisfy any material covenant, agreement or condition contained in any of the Financing Documents (other than those covenants and agreements set forth in clauses (a) and (b) of this Section 5.1), which failure remains uncured for more than twenty (20) business days after written notice by the Purchaser to the Company for the cure thereof;

              (d) Any statement, certificate, report, financial statement, representation or warranty now or hereafter made or furnished by the Company in any of the Financing Documents, in connection with the execution and delivery thereof or in compliance with any of the provisions thereof, was, when made or furnished, false or erroneous in any material respect, or omitted or failed to state a material fact necessary in order to make the statements contained therein not misleading;

              (e) The termination of existence, dissolution, winding up or liquidation of the Company or the sale or other transfer of all or substantially all of the assets or the capital stock of the Company to a third party;

              (f) The Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company; or there is commenced against the Company any such proceeding which remains undismissed for a period of forty-five
(45) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of forty-five (45) days; or the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing; or

              (g) The failure of the Company to punctually perform, observe, comply with or satisfy any material covenant, agreement or condition in any agreement entered into by the Company which failure results in the acceleration of any other Indebtedness of the Company of more than $75,000.

       Section 5.2 General Remedies. In addition to and without in any way limiting any other rights and remedies available to any of the Purchasers hereunder or under any of the other Financing Documents or under applicable law or in equity, and at any time or times following the demand for payment of the Obligations which are payable on demand, and the expiry of any applicable grace period, or upon the occurrence of an Event of Default:

18

              (a) the Majority Holders may declare and cause all or any portion of the Obligations to be immediately due and payable (provided, however, that upon a default under Section 5.1(f) of this Agreement, all of the Obligations are immediately due and payable without the taking of any action by any of the Lenders);

              (b) each Purchaser shall have the right to apply to the Obligations any deposits or other sums at any time credited by or due from the Purchaser to the Company; and

              (c) each Purchaser may exercise any rights and remedies available under the Financing Documents as they shall deem appropriate.

       Section 5.3 Remedies Not Exclusive. The enumeration of rights and remedies in the Financing Documents is not intended to be exclusive, and they shall be in addition to and not by way of limitation of such others as the Purchasers may have under the UCC (as hereinafter defined), other applicable law, and any and all other documents, instruments, agreements or other writings between or among Company, the Purchasers or other Persons. Each Purchaser shall determine its choice of rights and remedies and the order in which they shall be exercised, and which collateral, if any, is to be proceeded against and in which order. The exercise of any right or remedy against the Company, any other Person or any or all collateral shall not preclude the exercise of others or the exercise thereof against Company, any other Person or any other collateral, all of which shall be cumulative. No act, failure or delay by any Purchaser shall constitute a waiver of any of its rights and remedies. No single or partial waiver by a Purchaser of any provision of the Financing Documents, or of any breach or default thereunder, or of any right or remedy which the Purchaser may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same one on a future occasion.


                                   ARTICLE VI

                        DEFINITIONS AND ACCOUNTING TERMS


       Section 6.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Agreement" means this Note and Warrant Purchase Agreement, as from time to time amended and in effect between the parties.

       "Advance" shall have the meaning assigned to that term in Section 1.1.

       "Business Day" means a day other than Saturday, Sunday or a public holiday under the laws of the State of Delaware.

       "Change-in-Control" shall mean (i) any sale, lease, exchange or other transfer (in one transaction or series of transactions) of all or substantially all of the assets of the Company, (ii) any consolidation or merger of the Company with any other entity (including without limitation,

19

a triangular merger) where the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing fifty percent (50%) of the combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any), or (iii) a person, including a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

       "Closing" shall have the meaning assigned to that term in Section 1.3(a) as well as any future closing which shall occur as part of an Advance on the Closing Date.

       "Closing Date" shall have the meaning assigned to that term in Section 1.3(a) as well as such date occurring three business days after the Company requests an Advance.

       "Code" shall have the meaning assigned to that term in Section 4.1(i).

       "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

       "Company" means YellowBrix, Inc., and its successors and assigns.

       "Events of Default" shall have the meaning assigned to that term in
Section 5.1.

       "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

       "Financial Statements" shall have the meaning assigned to that term in
Section 3.6.

       "Financing Documents" means and includes the following, as the same may be hereafter amended, modified, substituted, extended or restated, from time to time: this Agreement, the Note, the Warrant, the Security Agreement, the Intercreditor Agreement and any and all other documents, instruments, financing statements agreements and writings, whether now or hereafter executed by or on behalf of the Company, and delivered or assigned to the Purchasers in connection with the transactions contemplated herein or therein.

       "GAAP" means generally accepted accounting principles.

       "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with GAAP consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties,

20

endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

       "Intellectual Property" shall have the meaning assigned to that term in
Section 3.10(c).

       "Intercreditor Agreement" shall mean the Intercreditor Agreement, in the form attached hereto as Exhibit C executed by the Company, the Purchasers and the QIP Investors.

       "Majority Holders" shall mean the holders of more than fifty percent (50%) of the aggregate outstanding principal balances due under the Notes.

       "New Securities" shall have the meaning assigned to that term in Section 1.10.

       "Notes" shall have the meaning assigned to that term in Section 1.1.

       "Obligations" means any and all indebtedness, liabilities, duties, undertakings, warranties, covenants and agreements (including those of payment or performance) of the Company to the Purchaser, of every kind, nature and description, which arise under or pursuant to the terms of any or all of the Financing Documents, whether or not the same are now existing or hereafter arising, due or not due, absolute or contingent, liquidated or unliquidated.

       "Ordinary Course of Business" means with respect to any entity, the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of that entity.

       "Permitted Liens" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or security interest of any kind or type and whether arising by Contract or under law that either is currently reflected on the financial statements for the Most Recent Fiscal Month Ended or that is incurred in the Ordinary Course of Business.

       "Person" means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof, or any other entity or business form.

       "Prepayment" shall have the meaning assigned to that term in Section 4.2(d).

       "Principal Amount" shall have the meaning assigned to that term in
Section 1.3(a).

       "Purchaser" means and shall include not only the Person enumerated on
Schedule I hereto but also any other permitted transferees of the Note or the Warrant.

21

       "QIP Investors" means Quantum Industrial Partners, LDC, Geosor Corporation, Gary Gladstein, Stewart Paperin and Douglas Reid.

       "Qualified Financing" means (i) the sale by the Company of its capital stock or any securities convertible into or exercisable for shares of its capital stock ("Capital Stock Equivalents") in a single transaction or series of related transactions from which at least $10,000,000 of gross proceeds are raised, exclusive of the amounts raised by way of purchase of the Notes, or (ii) the completion of an initial public offering under the Securities Act in which the Company raises gross proceeds in the amount of $30,000,000 or more.

       "Related Agreements" shall mean the Security Agreement, the Notes, the Warrants and the Intercreditor Agreement.

       "Registration Statement" shall mean the registration statement on Form S-1 filed by the Company on October 20, 2000, with the Commission for the proposed public offer and sale of shares by the Company of the Company's Common Stock.

       "SBA" shall have the meaning assigned to that term in Section
2.1(d)(viii).

       "Security Agreement" shall mean the Security Agreement, in the form attached hereto as Exhibit D executed by the Company granting a security interest in certain Collateral described in Section 1 of the Security Agreement.

       "Securities Act" means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

       "Subsidiary" or "Subsidiaries" means any corporation, association, joint stock company, business trust or other similar organization of which fifty percent (50%) or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Company; or any other such organization the management of which is directly or indirectly controlled by the Company through the exercise of voting power or otherwise.

       "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

       "Warrants" shall have the meaning assigned to that term in Section 1.2.

       Section 6.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in preparation of the financial statements attached hereto as Schedule 3.6, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.

22

                                   ARTICLE VII

                                  MISCELLANEOUS

       Section 7.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchasers, or any other holder of the Notes and the Warrants in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       Section 7.2 Amendments, Waivers and Consent. Any provision in this Agreement, the Notes or the Warrants to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the Majority Holders. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       Section 7.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telefacsimile communication) and mailed or faxed or delivered to the applicable party at the addresses indicated below:



       If to the Company:         YellowBrix, Inc.
                                  66 Canal Center Plaza
                                  Suite 700
                                  Alexandria, Virginia  22314
                                  Attn: General Counsel

       with a copy to:            Wayne M. Zell, Esq.
                                  Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
                                  One Fountain Square
                                  11911 Freedom Drive
                                  Suite 400
                                  Reston, Virginia 20121

       If to the Purchasers, at the addresses set forth in Schedule I.

       If to any other holder of the Notes or the Warrants, at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this section. All such notices, requests, demands and other communications shall, when mailed or faxed, respectively, be effective three (3) days after

23

deposited in the mails or faxed with transmission confirmed electronically, respectively, addressed as aforesaid.

       Section 7.4 Costs, Expenses and Taxes. The Company shall pay the reasonable fees of Purchaser's counsel, and all of its Counsel's out-of-pocket expenses, with respect to the preparation, execution and delivery of this Agreement, the Notes, the Warrants and other instruments and documents to be delivered hereunder. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Warrants and the other instruments and documents to be delivered hereunder or thereunder and agrees to save each of the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees. The Company also agrees to pay, on demand, all reasonable fees, costs and expenses (including, without limitation, attorneys' reasonable fees and expenses) incurred or paid by the Purchasers in connection with (i) the necessary amendment or modification of this Agreement, the Notes, the Warrants or any other documents or instruments executed and delivered herewith, (ii) the enforcement of the Purchasers' rights and remedies under this Agreement, the Notes, the Warrants or any other documents or instruments executed and delivered herewith; (iii) the administration, supervision, protection of or realization on any collateral held as security for the Company's payment and performance obligations; or (iv) the defense of any action against the Purchasers with respect to the Purchasers' rights or remedies in respect of any of the transactions contemplated herein; and all of the foregoing fees, costs and expenses may be paid by each Purchaser, acting in its sole discretion, and added to the amounts outstanding on the Notes, in each case, whether or not any suit or other legal proceedings are commenced or pending.

       Section 7.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Majority Holders.

       Section 7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Notes, the Warrants or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans.

       Section 7.7 Prior Agreements. This Agreement, and the documents attached hereto, constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

       Section 7.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

       Section 7.9 Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

24

       Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

       Section 7.11 Further Assurances. From and after the date of this Agreement, upon the request of the Majority Holders, the Company shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes and the Warrants.

       Section 7.12 Jury Waiver. THE COMPANY AND EACH OF THE PURCHASERS AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (I) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (II) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT PRECLUDE ANY PARTY OR ITS SUCCESSORS FROM ASSERTING ANY COUNTERCLAIM WHICH WOULD OTHERWISE BE BARRED OR FORFEITED. EXCEPT AS STATED IN THE PRECEDING SENTENCE, THE PROVISIONS OF THIS SECTION SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE COMPANY NOR ANY PURCHASER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

       Section 7.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for all purposes and in all respects, without giving effect to the conflict of law provisions thereof.



                            [SIGNATURE PAGE FOLLOWS]

25

       IN WITNESS WHEREOF, the Company, and each of the Purchasers have each duly executed or caused to be executed this Agreement, under seal, as of the day and year first written above.


                                            COMPANY:

                                            YELLOWBRIX, INC.


                                            By: /s/ David C. Hoppmann
                                               ---------------------------
                                            Name: David C. Hoppmann
                                            Title: Chief Executive Officer

26

                                            PURCHASER:


                                            ABN AMRO Capital (USA) Inc.


                                            By:
                                               ---------------------------
                                            Name:
                                            Title:

                         LIST OF EXHIBITS AND SCHEDULES

Schedule I            Purchasers
Exhibit A             Form of Note
Exhibit B             Form of Warrant
Exhibit C             Form of Intercreditor Agreement
Exhibit D             Form of Security Agreement
Exhibit E             Certificate of Designation
Exhibit F             Shareholder Rights Agreement

Disclosure Schedules

                                   SCHEDULE I

                                   PURCHASERS

Name                                               First Advance Amount

ABN-AMRO Capital (USA), Inc.                       $700,000
208 South LaSalle Street
Suite 1000
Chicago, IL 60604

                                    EXHIBIT A

                                  FORM OF NOTE
                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                             Amount of         Outstanding         Notation
        Date          Amount of Advance   Principal Paid    Principal Balance       Made By
-------------------------------------------------------------------------------------------------
 November 29, 2000        $700,000               $                  $          ABN AMRO Capital
                                                                               (USA) Inc.
                                                                               YellowBrix, Inc.
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                                 FORM OF WARRANT

2

                                    EXHIBIT C

                         FORM OF INTERCREDITOR AGREEMENT

3

                                    EXHIBIT D

                           FORM OF SECURITY AGREEMENT

4

                                    Exhibit E

                           Certificate of Designation

5

                                    Exhibit F

                          Shareholder Rights Agreement

6

                              DISCLOSURE SCHEDULES


                                      -6-